Exhibit 23.1

Hoffman & Brobst, PLLP
Certified Public Accountants

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Juhl Wind, Inc.

We consent to the use of our report dated April 22, 2011 relating to the financial statements as of and for the periods ended December 31, 2010 and 2009 of Woodstock Hills, LLC in this Current Report on Form 8-K of Juhl Wind, Inc.

 /s/ Hoffman & Brobst, PLLP
Hoffman & Brobst, PLLP
September 8, 2011

903 East College Drive
P. O. Box 548
Marshall, MN 56258
www.hoffmanbrobst.com
507 532-5735
FAX 507 537-0696